Exhibit 10.3

EXECUTION COPY

CONSENT AND AMENDMENT NO. 2

Dated as of June 10, 2011

in relation to

CREDIT AND SECURITY AGREEMENT

Dated as of July 15, 2008

THIS CONSENT AND AMENDMENT NO. 2 (this “Amendment”) dated as of June 10, 2011, is entered into by and among GWG DLP FUNDING II, LLC, a Delaware limited liability company, as a Borrower (“GWG DLP”), UNITED LENDING SPV, LLC, a Delaware limited liability company, as a Borrower (“United Lending SPV” and, together with GWG DLP, the “Borrowers”), GWG LIFE SETTLEMENTS, LLC, a Delaware limited liability company, as a Seller and the Life Settlement Master Servicer (“GWG Life Settlements”), UNITED LENDING, LLC, a Delaware limited liability company, as a Seller and the Premium Finance Master Servicer (“United Lending” and, together with GWG Life Settlements, the “Master Servicers”), OPPORTUNITY BRIDGE FUNDING, LLC, as a Seller (“OBF”), GWG HOLDINGS, LLC, a Delaware limited liability company, as the Performance Guarantor (“GWG Holdings”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company, as the Lender (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as the Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Credit and Security Agreement dated as of July 15, 2008 among the Borrowers, the Master Servicers, OBF, GWG Holdings, the Lender and the Agent, as amended by Consent and Amendment No. 1 thereto (“Amendment No. 1”) dated as of December 14, 2010 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. GWG Holdings has informed the Agent and the Lender that it intends to (i) convert from a Delaware limited liability company to a Delaware corporation pursuant to Title 8, Section 265 of the Delaware General Corporation Law (the “Conversion”), (ii) file a Form S-1 registration statement with the United States Securities and Exchange Commission (the “SEC”) to register the offer and sale of GWG Holdings debt instruments under the Securities Act of 1933, as amended, and (iii) after the effectiveness of such S-1 registration statement, issue such SEC-registered debt instruments (the “Holdings Debentures”), the proceeds of which will, among other things, refinance some or all of the Life Notes issued by GWG Life Settlements.

C. GWG Holdings has requested that the Agent and Lender consent to the Conversion and waive the 30 day notice requirement under Section 5.02(a) of the Credit Agreement in connection therewith, and subject to the terms and conditions set forth herein, the Agent and Lender have agreed to give such consent and waiver.

D. In light of the proposed issuance of the Holdings Debentures, GWG Life Settlements no longer intends to file a registration statement for the Life Notes issued by GWG Life Settlements pursuant to Section 5 of the Securities Act of 1933, as amended.

E. The GWG Parties have requested that the Agent and Lender agree to modify the covenants in Section 4 of Amendment No. 1 and certain provisions of the Credit Agreement in order to reflect their intentions with respect to the Holdings Debentures and Life Notes.

F. The Agent and the Lender have agreed to make such modifications subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent.

1.1 Effective as of the Effective Date (as defined in Section 3 below), and subject to the Agent’s receipt of each of the documents described in Section 1.2 below in form and substance satisfactory to the Agent, each of the Lender and the Agent hereby consents to the Conversion and waives the 30-day notice requirement in Section 5.02(a) of the Credit Agreement with respect to the Conversion.

1.2 The GWG Parties agree that upon the effectiveness of the Conversion, they shall cause to be delivered to the Agent the following documents, each in form and substance satisfactory to the Agent:

(1) opinions of counsel to GWG Holdings as so converted to a Delaware corporation (such converted entity being hereinafter referred to as “GWG Holdings, Inc.”) that are substantially similar to those provided with respect to GWG Holdings (a) in paragraphs 1 through 3 of the opinion letter of Locke Lord Bissell & Liddell LLP dated July 15, 2008, delivered pursuant to the Credit Agreement and (b) in paragraphs 1 through 4 of the opinion letter of Ryan Kaplan, Chief Compliance Officer and Corporate Counsel to GWG Holdings dated July 15, 2008, delivered pursuant to the Credit Agreement;

(2) a certificate of the secretary of GWG Holdings, Inc. certifying (a) the certificate of incorporation of GWG Holdings, Inc. certified by the Secretary of State of Delaware, (b) the bylaws of GWG Holdings, Inc., (c) resolutions authorizing the Conversion and GWG Holdings, Inc.’s succession to the obligations of GWG Holdings under the Related Documents , (d) good standing certificates with respect to GWG Holdings, Inc. issued by the Secretary of the State of Delaware and the Secretary of State of Minnesota, (e) incumbency signatures of GWG Holdings, Inc. and

(f) that no action, litigation, arbitration, order, decree or other proceeding or investigation before any court or any other governmental agency or authority against GWG Holdings, Inc. is pending or overtly threatened by a written communication to GWG Holdings, Inc. which, if adversely determined, would have a Material Adverse Effect; and

(3) a reaffirmation of GWG Holdings, Inc.’s obligations under the Performance Guaranty and the other Related Documents to which it is a party in the form attached as Exhibit A hereto.

A failure to satisfy any of the provisions of this Section 1.2 will result in an immediate Event of Default under the Credit Agreement notwithstanding any cure or grace periods contained therein.

SECTION 2. Amendments. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

2.1 The definitions of “Change of Control”, “Related Documents” and “Subordinated Indebtedness” set forth in Section 1.01 of the Credit Agreement are amended and restated in their entirety as follows:

“Change of Control” means the occurrence of any of the following: (i) GWG Life Settlements, LLC shall cease to own, free and clear of all Adverse Claims, all of the outstanding Capital Stock of, and voting rights with respect to, GWG DLP Funding II, LLC, (ii) United Lending, LLC shall cease to own, free and clear of all Adverse Claims, all of the outstanding Capital Stock of, and voting rights with respect to, United Lending SPV, LLC, (iii) the Performance Guarantor shall cease to own, free and clear of all Adverse Claims, all of the outstanding Capital Stock of, and voting rights with respect to, the Sellers, (iv) the Performance Guarantor merges or consolidates with any other Person and after giving effect to such merger or consolidation, the Performance Guarantor is not the surviving entity, or (v) any event or condition occurs which results in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a person or group that owns the majority of the Capital Stock of the Performance Guarantor as of the Closing Date becoming or obtaining rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding Capital Stock of GWG Holdings.

“Related Documents” means, collectively, this Agreement, the Fee Letter, the Sale and Servicing Agreement, the Life Settlement Servicing Agreement, the Performance Guaranty, the Backup Servicing Agreement, the Trust Agreement, each Trust Certificate, the Titling Trust Security Agreement, each Purchase and Sale Agreement, each Assignment, the Collateral Account Agreement, each Deposit Account Control Agreement, each Eligible Escrow Agreement and all other instruments, documents and agreements executed in connection with any of the foregoing. The Related Documents executed by any party are referred to herein as “such party’s Related Documents,” “its Related Documents” or by a similar expression.

“Subordinated Indebtedness” means (a) the GWG Party Debentures, if and only if the aggregate outstanding principal balance of all GWG Party Debentures with a maturity date earlier than the Scheduled Program Maturity Date, together with accrued and unpaid interest thereon, does not at any time exceed $100,000,000 (or such higher amount as is consented to by the Agent in writing), and (b) any other Indebtedness of a GWG Party which (i) matures not earlier than the date that is one year after the Scheduled Program Maturity Date and (ii) has been subordinated to the payment of the obligations of such GWG Party under the Related Documents, as evidenced by a written subordination agreement in form and substance reasonably satisfactory to the Agent.

2.2 Section 1.01 of the Credit Agreement is amended to add the following new definitions of “Capital Stock”, “GWG Party Debenture”, “GWG Party Debt Issuance Agreement”, “GWG Party Debt Prospectus”, “Holdings Debenture” and “SEC” in the appropriate alphabetical order:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, economic membership interests, limited liability company interests, participations or other equivalents of or interest in equity (however designated) of such Person.

“GWG Party Debenture” means any of (i) a Life Note (ii) a Holdings Debenture or (iii) any other note, debenture or other evidence of indebtedness issued by a GWG Party (other than a Borrower), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and the terms of this Agreement.

“GWG Party Debt Issuance Agreement” means any of (i) the Note Issuance and Security Agreement and (ii) any other indenture or other issuance agreement for the issuance of GWG Party Debentures, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“GWG Party Debt Prospectus” means any of (i) the Life Notes Prospectus and (ii) any other registration statement, prospectus or offering document with respect to GWG Party Debentures, in each case as the same may be supplemented or otherwise modified or replaced from time to time in accordance with the terms of this Agreement.

“Holdings Debenture” means any SEC-registered debt instrument issued by the Performance Guarantor from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

2.3 Subsection (ff) of Section 4.01 of the Credit Agreement is amended and restated in its entirety as follows:

(ff) GWG Party Debt Prospectuses. Each GWG Party Prospectus is true and accurate in all material respects, on the date as of which such information is stated and does not and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.4 Section 5.01(a) of the Credit Agreement is amended to re-number subsection (ix) thereof as subsection (x) and to insert the following new clause (ix) in the appropriate numerical order as follows:

(ix) GWG Party Debt Reporting. Concurrently with the delivery of the monthly report pursuant to subsection (iii) above with respect to each calendar month beginning with the month of December 2010, and until the Final Payout Date, the GWG Parties shall provide to the Agent a status report concerning the GWG Party Debentures as of the end of such month certified by a Responsible Officer of each of the GWG Parties, which report shall include (a) the number of, aggregate principal balance of and aggregate accrued and unpaid interest on, the outstanding GWG Party Debentures as of such month end (both in the aggregate and separately by issuer), (b) the number of, aggregate principal balance of and aggregate accrued and unpaid interest on, the outstanding Life Notes with stated maturities prior to the

Scheduled Program Maturity Date as of such month end, (c) a statement that none of the GWG Parties is an “investment company” within the meaning of the Investment Company Act of 1940, and (d) such other information as may be reasonably requested by the Agent from time to time. The GWG Parties shall promptly notify the Agent of the filing of any registration statement with respect to the GWG Party Debentures, and of the withdrawal of any such registration statement. In addition, the GWG Parties shall deliver to the Agent promptly (and in any event within one (1) Business Day) after their receiving the same, a copy of each comment letter or other correspondence received from the SEC or any other Governmental Authority relating to the GWG Party Debentures or the status of the GWG Parties for purposes of the Investment Company Act of 1940.

2.5 Subsection (h) of Section 5.02 of the Credit Agreement is amended and restated in its entirety as follows:

(h) Indebtedness. None of the Performance Guarantor, the Sellers or the Borrowers shall create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under the Related Documents, (iii) the incurrence of operating expenses in the ordinary course of business (which, in the case of the Borrowers, shall be of the type otherwise contemplated in Section 5.01(k) of this Agreement) and (iv) solely in the case of a Seller and the Performance Guarantor, Subordinated Indebtedness; provided, however, that upon receipt by the Agent of the “1940 Act Opinion” pursuant to, and as defined in, Section 4.1 of Consent and Amendment No. 2 to this Agreement dated as of June 10, 2011, this Section 5.02(h) shall no longer apply to Indebtedness or other liabilities of the Performance Guarantor.

2.6 Subsection (o) of Section 5.02 of the Credit Agreement is amended and restated in its entirety as follows:

(o) GWG Party Debt. The GWG Parties will not, without the prior written consent of the Agent and the Lender (i) make any payments in respect of outstanding GWG Party Debentures or cause the issuance of any additional GWG Party Debentures, if at the time of such proposed payment or issuance an Event of Default, Potential Event of Default or Termination Event exists or would result therefrom, (ii) issue any GWG Party Debentures other than Life Notes issued by GWG Life Settlements pursuant to the Note Issuance and Security Agreement, unless and until the Agent and the Lender have had a reasonable opportunity to review the related GWG Party Debt Issuance Agreement and related GWG Party Debt Prospectus and have consented to such issuance, such consent not to be unreasonably withheld, (iii) issue or permit the transfer of any GWG Party Debenture except in accordance with the terms and conditions of the applicable GWG Party Debt Issuance Agreement and in a manner consistent with the disclosures made in the applicable GWG Party Debt Prospectus including, without limitation, in each case the transfer restrictions therein or (iv) permit any GWG Party Debt Issuance Agreement, GWG Party Debt Prospectus or GWG Party Debentures to be amended, supplemented or otherwise modified except for amendments, supplements and other modifications that (I) are necessary to comply with changes in applicable securities laws for which the Agent is given prior or concurrent written notice or (II) after receipt by the Agent of the “1940 Act Opinion” pursuant to, and as defined in, Section 4.1 of Consent and Amendment No. 2 to this Agreement dated as of June 10, 2011, with respect to Holdings Debentures, do not have a Material Adverse Effect.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”), subject to the condition that the Agent shall have confirmed its receipt of:

(i) a copy of this Amendment duly executed by the Borrowers, the Master Servicers, OBF, GWG Holdings, the Lender and the Agent; and

(ii) to the extent invoiced, all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment.

SECTION 4. Additional Covenants Relating to the GWG Party Debt. The GWG Parties are hereby released from the covenants set forth in Section 4 of Amendment No. 1, and such covenants are replaced with those set forth in this Section 4. A failure to satisfy any of the provisions of this Section 4 will result in an immediate Event of Default under the Credit Agreement notwithstanding any cure or grace periods contained therein.

4.1 On or prior to June 14, 2012, the Borrowers shall deliver to the Agent and the Lender an opinion of counsel acceptable to the Agent and the Lender, in form and substance satisfactory to the Agent and the Lender, concluding that, when taking into consideration the registration of GWG Holdings as an SEC reporting company and the securities issued by GWG Holdings and its Affiliates (including the Holdings Debentures and Life Notes), none of the GWG Parties is an “investment company” within the meaning of the Investment Company Act of 1940 (the “1940 Act Opinion”).

4.2 Notwithstanding any provision of the Credit Agreement to the contrary, during the period beginning on the First Amendment Effective Date and ending on the earliest to occur of (i) the date on which the 1940 Act Opinion is delivered, (ii) the date on which any Interim Funding Trigger Event (as defined below) occurs or (iii) December

14, 2011, the Borrowers may not borrow, and the Lender shall not be required to make, any Advances under the Credit Agreement the proceeds of which shall be used to acquire Assets except for Advances in accordance with the terms and conditions of the Credit Agreement that in the aggregate for such period than do not exceed $30,000,000.

4.3 For purposes of the foregoing, “Interim Funding Trigger Event” shall mean any of the following:

(i)	GWG Holdings fails to file a registration statement for the Holdings Debentures (the “Holdings Debentures Registration Statement”) pursuant to Section 5 of the United States Securities Act of 1933, as amended, fails to deliver a courtesy copy of the Holdings Debentures Registration Statement to the Division of Investment Management of the United States Securities and Exchange Commission (the “SEC”), or fails to deliver to the Agent a copy of the Holdings Debentures Registration Statement, together with a copy of written correspondence evidencing delivery of the Holdings Debentures Registration Statement to the Division of Investment Management of the SEC, in each case on or prior to June 14, 2011;

(ii)	GWG Holdings withdraws its filing of the Holdings Debentures Registration Statement; or

(iii)	any change in, or in the interpretation of, any law, rule or regulation occurs, or any GWG Party receives a comment letter or other correspondence (written or oral) from the SEC or any other Governmental Authority, in each case the result of which is that it reasonably appears that the SEC or such other Governmental Authority are of the view that one or more GWG Parties would be required to register as an investment company under the Investment Company Act of 1940 when considering the existence of the Life Notes or GWG Holdings’ note issuance program as proposed in the Holdings Debentures Registration Statement.

4.4 If the 1940 Act Opinion has not been delivered to the Agent and the Lender on or prior to December 14, 2011, notwithstanding any provision of the Credit Agreement to the contrary, the Borrowers may not borrow, and the Lender shall not be required to make, any Advances under the Credit Agreement the proceeds of which shall be used to acquire Assets on or after such date, unless and until the 1940 Act Opinion is delivered in accordance with Section 4.1 above.

4.5 The provisions of Sections 4.2 through 4.4 shall not limit the Borrowers’ ability to borrow Advances the proceeds of which shall be used to either (A) fund payments of premium due under a Purchased Policy or a Policy securing a Defaulted Asset included in the Collateral or (b) make periodic payments of Interest and Facility Fees due and payable under the Credit Agreement, in each case in accordance with the terms and conditions of the Credit Agreement.

SECTION 5. Representations and Warranties. Each of the GWG Parties party hereto hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (b) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in Credit Agreement and the other Related Documents are true and correct in all material respects with the same effect as if made on the date hereof and (c) no event has occurred and is continuing that constitutes an Event of Default, Potential Event of Default or Termination Event.

SECTION 6. Fees and Expenses. The Borrowers shall jointly and severally pay to the Agent and the Lender on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent and the Lender with respect thereto.

SECTION 7. Reference to and Effect on the Credit Agreement.

7.1 Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, (b) each reference to the Credit Agreement in any other Related Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (c) this Amendment shall constitute a Related Document for all purposes under the Credit Agreement.

7.2 Except as specifically provided herein, the Credit Agreement, the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

7.3 Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement, the other Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 8. Reaffirmation by Performance Guarantor. The Performance Guarantor hereby (i) reaffirms all of its obligations under the Performance Guaranty and (ii) acknowledges and agrees that (A) the Performance Guaranty shall remain in full force and effect and (B) the Performance Guaranty is hereby ratified and confirmed, in each case after giving effect to this Amendment.

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

Signature Page to Consent and Amendment No. 2 to GWG DLP Funding II Credit Agreement

Signature Page to Consent and Amendment No. 2 to GWG DLP Funding II Credit Agreement

Signature Page to Consent and Amendment No. 2 to GWG DLP Funding II Credit Agreement

EXHIBIT A

REAFFIRMATION OF GUARANTY

[DATE]

DZ Bank AG Deutsche Zentral-Genossenschaftsbank

609 Fifth Avenue

New York, New York 10017-1021

Autobahn Funding Company LLC

c/o DZ Bank AG Deutsche Zentral-Genossenschaftsbank

609 Fifth Avenue

New York, New York 10017-1021

We refer to that certain (i) Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 15, 2008, by and among by and among GWG DLP Funding II, LLC, as a Borrower (“GWG DLP”), United Lending SPV, LLC, a Delaware limited liability company, as a Borrower (“United Lending SPV” and, together with GWG DLP, the “Borrowers”), GWG Life Settlements, LLC, a Delaware limited liability company, as a Seller and the Life Settlement Master Servicer (“GWG Life Settlements”), United Lending, LLC, a Delaware limited liability company, as a Seller and the Premium Finance Master Servicer (“United Lending” and, together with GWG Life Settlements, the “Master Servicers”), Opportunity Bridge Funding, LLC, as a Seller (“OBF”), GWG Holdings, Inc. (successor-in-interest to GWG Holdings, LLC), a Delaware corporation, as the Performance Guarantor (“GWG Holdings”), Autobahn Funding Company LLC, as lender (the “Lender”), and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent (the “Agent”), (ii) the Performance Guaranty dated as of July 15, 2008 (as amended or otherwise modified from time to time, the “Performance Guaranty”) by the Performance Guarantor in favor of the Borrowers, the Lender and the Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

On the date hereof, the Performance Guarantor converted from a Delaware limited liability company to a Delaware corporation pursuant to Title 8, Section 265 of the Delaware General Corporation Law on the date hereof (the “Conversion”). The Performance Guarantor, as so converted to a Delaware corporation, hereby (i) reaffirms all of its obligations under the Performance Guaranty and the other Related Documents to which it is a party and (ii) acknowledges and agrees that (A) the Performance Guaranty and such other Related Documents remain in full force and effect and are binding upon it after giving effect to the Conversion and (B) the Performance Guaranty and such other Related Documents are hereby ratified and confirmed.

[Signature page to follow]

GWG HOLDINGS, INC.

By:
Name: Title:

Signature Page to Reaffirmation of Performance Guaranty